As filed with the Securities and Exchange Commission on December 20, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	45-3090102
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

1111 Bagby Street, Suite 1800
Houston, Texas 77002
(713) 783-8000

 (Address, including zip code, telephone number, including area code, of principal executive offices)

Sanchez Energy Corporation Amended and Restated 2011 Long Term Incentive Plan

(Full title of the plan)

Michael G. Long
Senior Vice President and Chief Financial Officer
Sanchez Energy Corporation
1111 Bagby Street, Suite 1800
Houston, Texas 77002
 (713) 783-8000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

David P. Elder

Shar Ahmed

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

(713) 220-5881

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	4,149,734	$23.54	$97,684,738.36	$12,581.79

(1)                                 Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)                                 Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended.  The above calculation is based on the average of the high and low prices of the Registrant’s common stock on the New York Stock Exchange on December 13, 2013.

EXPLANATORY NOTE

When it was originally adopted and approved by the stockholders of Sanchez Energy Corporation (the “Company”), the evergreen provisions of the 2011 Long Term Incentive Plan reserved a total of the lesser of (i) 12% of the Company’s issued and outstanding shares of common stock or (ii) such lesser amount as determined by the Compensation Committee of the Company’s Board of Directors for incentive awards under the Plan.  On May 23, 2012, the Company’s stockholders approved the Company’s 2011 Amended and Restated Long Term Incentive Plan (as so amended and restated, the “Plan”), which increased the number of shares available for incentive awards pursuant to the evergreen provisions of the Plan from 12% of the issued and outstanding shares of common stock to 15% of the issued and outstanding shares of common stock.

The Company initially registered 4,050,000 shares of its common stock for issuance in connection with incentive awards on a registration statement on Form S-8 (File No. 333-178920) filed with the Securities and Exchange Commission on January 6, 2012 (the “Original Registration Statement”).  The Company is filing this Registration Statement on Form S-8 to register an additional 4,149,734 shares of its common stock under the Plan as a result of the amendment of the predecessor of the Plan as described above, the increase in the number of shares available for awards under the Plan pursuant to the evergreen provisions described above and shares available for awards again pursuant to the terms of the Plan.

In accordance with Instruction E to the General Instructions to Form S-8, the contents of the Original Registration Statement that the Company filed with the Securities and Exchange Commission, or the Commission, on January 6, 2012 are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated herein by reference, other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K or exhibits filed under Item 9.01 relating to those Items, unless expressly stated otherwise therein:

(a)                                 the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (File No. 001-35372), filed with the Commission on March 18, 2013;

(b)                                 the Company’s Quarterly Reports on Form 10-Q, filed with the Commission since December 31, 2012:

(1)                                 Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013 (File No. 001-35372), filed with the Commission on May 10, 2013;

(2)                                 Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013 (File No. 001-35372), filed with the Commission on August 9, 2013; and

(3)                                 Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013 (File No. 001-35372), filed with the Commission on November 8, 2013;

(c)                                  the Company’s Current Reports on Form 8-K, filed with the Commission since December 31, 2012:

(1)                                 Current Report on Form 8-K (File No. 001-35372), filed with the Commission on January 2, 2013;

(2)                                 Current Report on Form 8-K (File No. 001-35372), filed with the Commission on March 21, 2013;

(3)                                 Current Report on Form 8-K (File No. 001-35372), filed with the Commission on April 1, 2013;

(4)                                 Current Report on Form 8-K (File No. 001-35372), filed with the Commission on May 28, 2013;

(5)                                 Current Report on Form 8-K (File No. 001-35372), filed with the Commission on June 3, 2013;

(6)                                 Current Report on Form 8-K (File No. 001-35372), filed with the Commission on June 7, 2013;

(7)                                 Current Report on Form 8-K (File No. 001-35372), filed with the Commission on June 14, 2013;

(8)                                 Current Report on Form 8-K (File No. 001-35372), filed with the Commission on August 13, 2013;

(9)                                 Current Report on Form 8-K (File No. 001-35372), filed with the Commission on September 9, 2013;

(10)                          Current Report on Form 8-K (File No. 001-35372), filed with the Commission on September 12, 2013;

(11)                          Current Report on Form 8-K (File No. 001-35372), filed with the Commission on September 18, 2013;

(12)                          Current Report on Form 8-K (File No. 001-35372), filed with the Commission on September 19, 2013;

(13)                          Current Report on Form 8-K (File No. 001-35372), filed with the Commission on October 10, 2013;

(14)                          Current Report on Form 8-K (File No. 001-35372), filed with the Commission on December 17, 2013;

(15)                          Current Report on Form 8-K/A (File No. 001-35372), filed with the Commission on December 20, 2013; and

(16)                          any other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act; and

(d)                                 the description of the common stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on December 9, 2011, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which in turn incorporates by reference the description in the Company’s prospectus, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (File No. 333-176613), relating to the Company’s Registration Statement on Form S-1, filed with the Commission on December 14, 2011, including any subsequently filed amendments and reports updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, excluding any information furnished pursuant to any Current Report on Form 8-K, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

See Index to Exhibits, attached hereto, which Index to Exhibits is hereby incorporated into this Item 8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Sanchez Energy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on December 20, 2013.

SANCHEZ ENERGY CORPORATION

By:	/s/ Antonio R. Sanchez, III
Antonio R. Sanchez, III
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio R. Sanchez, III and Michael G. Long, each of whom may act without joinder of the other, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the listed capacities on December 20, 2013:

Name	Title

/s/ Antonio R. Sanchez, III	Director, President and Chief Executive Officer
Antonio R. Sanchez, III	(Principal Executive Officer)

/s/ Michael G. Long	Senior Vice President and Chief Financial Officer
Michael G. Long	(Principal Financial Officer)

/s/ Kirsten A. Hink	Vice President and Principal Accounting Officer
Kirsten A. Hink	(Principal Accounting Officer)

/s/ A. R. Sanchez, Jr.	Executive Chairman of the Board of Directors
A. R. Sanchez, Jr.

/s/ Gilbert A. Garcia	Director
Gilbert A. Garcia

/s/ Greg Colvin	Director
Greg Colvin

/s/ Alan G. Jackson	Director
Alan G. Jackson

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

4.1

Restated Certificate of Incorporation of Sanchez Energy Corporation, effective as of May 28, 2013 (filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q on November 8, 2013, and incorporated herein by reference).

4.2	Amended and Restated By-laws dated as of December 13, 2011 (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K on December 19, 2011, and incorporated herein by reference).

4.3	Sanchez Energy Corporation Amended and Restated 2011 Long Term Incentive Plan (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K on May 24, 2012, and incorporated herein by reference).

4.4

Form of Common Stock Certificate (filed as Exhibit 4.1 to Amendment No. 3 to the Company’s registration statement on Form S-1 (File No. 333-176613) on November 25, 2011, and incorporated herein by reference).

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of Ryder Scott Company, L.P.

23.3*	Consent of Akin Gump Strauss Hauer & Feld LLP (contained in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature page).

*Filed herewith.